SECURITIES AND EXCHANGE COMMISSION


                                   Washington, D.C. 20549






                                          FORM 8-K


                                       CURRENT REPORT


                          Pursuant to Section 13 and 15(d) of the
                             Securities and Exchange Act of 1934


                Date of Report (date of earliest event reported) May 31, 1996



                                   USASURANCE GROUP, INC.

                     (Exact name of Registrant as specified in Charter)


Colorado                                     0-26920               84-1298212

(State or other jurisdiction               (Commission           (IRS Employer
       of incorporation)                    File Number)         Identification
                                                                      Number)


7345 E. Peakview Ave.
Englewood, Colorado                                                     80111
(Address of principal executive office)                               (Zip Code)




Registrant's telephone number, including area code: (303) 689-0123.

Item 4.  Changes in Registrant's Certifying Accountant.

       On May 31, 1996, Kish, Leake & Associates, P.C., the Registrant's independent accountant for the Registrant's two most recent fiscal years, resigned. The Registrant's financial statements for the last two years prepared by Kish, Leake & Associates, P.C., contained no adverse opinion or disclaimer of opinion, or was qualified as to uncertainty, audit scope, or accounting principles.

       Also on May 31, 1996, the Registrant engaged the accounting firm of Hein + Associates LLP as the independent public accountants to audit the Registrant's fiscal year ended May 31, 1996, as well as future financial statements, to replace the firm of Kish, Leake & Associates, P.C., which was the principal independent public accountant as reported in the Registrant's Form 10-SB as filed with the Securities & Exchange Commission. This change in independent accountants was approved by the Board of Directors of the Registrant.

       There were no disagreements within the last two fiscal years and subsequent periods with Kish, Leake & Associates, P.C., on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreement(s), if not resolved to the satisfaction of Kish, Leake & Associates, P.C., would have caused that firm to make reference in connection with its reports to the subject matter of the disagreement(s) or any reportable events.

       The Registrant has requested that Kish, Leake & Associates, P.C., furnish it with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of such letter, dated June 7, 1995, is filed as Exhibit 16 to this Form 8-K.

Item 5.  Other Events.

       In October 1995, the Company received and accepted a proposal from Ambient Capital Group, Inc., Los Angeles, California ("Ambient"), for Ambient to serve as the Company's exclusive financial advisor in initially raising up to $5 million on a debt or quasi-debt basis, as well as further capital raising activities over an initial three year period. By mutual agreement, this contract was terminated on May 31, 1996. The Company is again seeking out and having discussions with other possible funding sources but as of the date of this report there is no agreement between the Company and any other entity wherein the Company will receive any additional capital, either debt or equity.

Item 6.  Resignations of Registrant's Directors

       Effective May 31, 1996, Terry A. Whiteside tendered her resignation as President and a director of the Company. The Board of Directors of the Company appointed Matthew J. Kavanagh III as Secretary and a director of the Company pursuant to the applicable provisions of the Company's Bylaws. Thomas J. Chase resigned as Secretary and was appointed as the Company's President. These persons shall hold their respective offices until the next annual meeting of the Company's shareholders or Board of Directors, or their resignation, removal or death, whichever comes first. The reason for Ms. Whiteside's resignation were personal and there was no disagreement between Ms. Whiteside and the Company concerning any matter relating to the Company's operations, policies or practices. Ms. Whiteside may be retained by the Company in the future to provide consulting services, if the same are deemed necessary by the Board of Directors.


Item 7(c).  Exhibits.

       16. Letter from Kish, Leake & Associates, P.C., acknowledging that it is in agreement with the contents of this report.

                                         SIGNATURES



       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.


                                                 USAsurance Group, Inc.
                                                        (Registrant)



                                                 By:   Thomas J. Chase
                                                    Thomas J. Chase, President



Dated:  June 20, 1996